BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

CODE OF ETHICS

INTRODUCTION

Barrow, Hanley, Mewhinney & Strauss, LLC (the “Firm” or “BHMS”) has adopted this Code of Ethics ("Code") in its current form in compliance with the requirements of Sections 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Section 17(j) of the Investment Company Act of 1940, and this Code was last amended on December 31, 2016. The Code requires the Firm’s Access Persons to comply with the federal securities laws, sets standards of business conduct required of the Firm’s supervised persons and addresses conflicts that arise from personal transactions and other activity by Access Persons. The policies and procedures outlined in the Code are intended to promote compliance with fiduciary standards by the Firm and its Access Persons. As a fiduciary, the Firm and its employees: (i) have the responsibility to render professional, continuous and unbiased investment advice, (ii) owe its clients a duty of honesty, good faith and fair dealing, (iii) must act at all times in the best interests of clients, and (iv) must avoid or disclose conflicts of interest.

A.	BHMS’ Code of Ethics is designed to:
	1.	Set standards for ethical conduct based on the fundamental principles of openness, integrity, honesty and trust;
	2.	Protect the Firm’s clients by deterring misconduct;
	3.	Educate its employees regarding the Firm’s expectations and the laws governing their conduct;
	4.	Remind employees that they are in a position of trust and must act with complete propriety at all times;
	5.	Protect the reputation of the Firm;
	6.	Guard against violations of the securities laws; and
	7.	Establish procedures for employees to monitor the Firm’s business and uphold its ethical principles.

Code of Ethics

1 December 31, 2016

B.	The Code of Ethics is based upon the principle that the directors, officers and employees of the
	Firm	owe a fiduciary duty to the clients of the Firm to conduct their affairs, including their
	personal	transactions, in such a manner as to avoid:
	1.	Serving their own personal interests ahead of clients;
	2.	Taking inappropriate advantage of their position with the Firm; and
	3.	Any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.
C.	As a fiduciary, employees should avoid conflicts of interest where possible. Unavoidable
	conflicts	must be reported as required by this Code.
D.	This fiduciary duty includes the duty of the Chief Compliance Officer (“CCO”) of the Firm to
	maintain,	monitor and enforce the Code, periodically review and amend the Code, report material
	violations	of this Code to the Firm’s Board of Managers and any client, as required.
E.	The Code contains requirements that are necessary to prevent Access Persons from violating the
	Firm’s	standards and procedures that have been designed to prevent violations of the Code. Each
	Access	Person at the commencement of their employment must certify, by their signature on
	Exhibit	A, their understanding of the Code’s requirements and their acknowledgement to abide by
	all	of the Code’s provisions. Each Access Person must re-certify their understanding and
	acknowledgement	of the Code annually, and any time the Code is amended.

DEFINITIONS

The following terms are used throughout this Code and are defined here to describe and explain their use and purpose for the Code’s provisions and prohibitions.

A.	"Access Person” means supervised persons of the Firm including any director, officer, general partner, Advisory Person, Investment Personnel, Portfolio Manager, or employee of the Firm.
The CCO may, in her discretion, designate other individuals (e.g. consultants, interns and temporary employees) that have access to client information as Access Persons of the Firm. The CCO may exempt certain Access Person(s) that are subject to another code of ethics that has been approved by the CCO from certain provisions of this Code.
B.	"Advisory Person” means any person in a Control relationship to the Firm who obtains information concerning recommendations made to the Firm with regard to the purchase or sale of a security by the Firm.
C.	“Affiliated Company” means a company which is an affiliate of the Firm through the OM Asset Management plc relationship.

Code of Ethics

2 December 31, 2016

D.	“Beneficial Ownership” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect beneficial interest in a Reportable Security.
E.	“Black-out Period” means the number of days designated by the Code whereby an Access Person and Family Member must not trade a Reportable Security, as prohibited in Restrictions for Access Persons, Section D.
F.	“Business Entertainment” means an Access Person’s participation in lunches, dinners, cocktail parties, sporting activities or similar business gatherings conducted for business purposes.
Business Entertainment is not a Gift.
G.	"Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.
Any Person or entity who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall generally be presumed to control such company. Any Person who does not own more than 25% of the voting securities of any company shall be presumed not to control such company.
H.	“Covered Associate” means any general partner, managing member or executive officer, or other individual with a similar status or function, any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee.
I.	“Family Member” means an Access Person’s spouse, domestic partner, minor children, and relatives by blood or marriage living in the same household as the Access Person.
J.	“Gift” means cash or any item of value.
K.	“Government Entity” means any state or local government agency, authority or instrumentality of a state or local government; any pool of assets sponsored by a state or local government (i.e. defined benefit pension plan, separate account or general fund); and any participant-directed government plan.
L.	"Investment Personnel" means: (i) any Portfolio Manager of the Firm and (ii) securities analysts, traders, portfolio specialists and other personnel who provide information and advice to the Portfolio Manager or who help execute the Portfolio Manager's decisions.
M.	“Managed Fund” means any Reportable Fund for which the Firm serves as an Investment Adviser or Sub-Adviser.
N.	“Person” means any Person or a company.
O.	“Political Action Committee” or “PAC” means an organization whose purpose is to solicit and make Political Contributions.

Code of Ethics

3 December 31, 2016

P.	“Political Contribution” means any Gift, subscription, loan, advance, or deposit of money
	(such	as gift certificates or merchandise), or anything of value made for:
	1.	The purpose of influencing any election,
	2.	The payment of debt incurred in connection with any such election,
	3.	Transition or inaugural expenses of the successful candidate for office,
	4.	Coordinating contributions through bundling or facilitating the contributions of other persons or PACs.
	Examples	of contributions include the cost of attending fundraising events, payments to bond
	ballot	campaigns, or expenses incurred in connection with fundraising or other volunteer
	activities	(e.g., hosting a reception).
Q.	“Political Fundraising Activities” include, but are not limited to, the following activities on
	behalf	of a state or local candidate or official:
	1.	Coordinating contributions (generally, bundling, pooling, or otherwise facilitating the contributions made by other persons),
	2.	Soliciting contributions (generally, communicating, directly or indirectly, for the purpose of obtaining or arranging a Political Contribution), or
	3.	Directing fundraising efforts.
R.	“Portfolio Directional Trade” means a trade directed by a Portfolio Manager intended to
	increase	or decrease a security weighting in a client’s account. This is a separate type of trade
	from	a trade required to satisfy a client’s cash-flow request.
S.	"Portfolio Manager" means an employee of the Firm entrusted with the direct responsibility and
	authority	to make investment decisions.
T.	“Reportable Account” means any account maintained with a bank, broker or other entity in
	which	an Access Person or Family Member owns Reportable Securities or has the ability to
	transact	in Reportable Securities, or has discretion over trading on behalf of another.
U.	“Reportable Fund” means any unregistered fund and any fund registered under the Investment
	Company	Act where the Firm or an Affiliated Company acts as the investment adviser, sub-
	adviser	or principal underwriter for the fund. A list of Reportable Funds is available from the
	Compliance	Department.

Code of Ethics

4 December 31, 2016

V.	"Reportable Security" means any note, stock, treasury stock, bond, debenture, exchange-traded
	fund	(ETF), evidence of indebtedness, certificate of interest or participation in any profit-sharing
	agreement,	collateral-trust certificate, pre-organization certificate or subscription, transferable
	share,	investment contract, voting-trust certificate, certificate of deposit for a security, fractional
	undivided	interest in oil, gas, or other mineral rights, any put, call, straddle, option, future, or
	privilege	on any security, group or index of Reportable Securities, on a national securities
	exchange	relating to foreign currency, or, in general, any interest or instrument commonly known
	as	a security, or any certificate of interest or participation in, temporary or interim certificate for,
	receipt	for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing,
	Reportable	Fund, limited offering, private placement or hedge fund. Reportable Security does not
	mean:	direct obligations of the Government of the United States, high quality short-term debt
	instruments,	bankers' acceptances, bank certificates of deposit, commercial paper, repurchase
	agreements,	shares issued by mutual funds that are not Reportable Funds, and ETFs (Please see
	Exempted	Transactions, Item E, on page 11 for further information regarding ETFs).
W.	“Solicit a Government Entity for Investment Advisory Services” means a direct or indirect
	communication	with a state or local Government Entity for the purpose of obtaining or retaining
	investment	advisory services business including, but not limited to, the following:
	1.	Leading, participating in or merely being present at a sales/solicitation meeting with a state or local Government Entity, such as a government pension plan or general fund;
	2.	Otherwise holding oneself out as part of the BHMS’ sales/solicitation effort with a state or local Government Entity;
	3.	Signing a submission to an RFP in connection with BHMS’ business;
	4.	Making introductions between government officials and BHMS.
X.	“State or Local Official(s)” means any person, including any election committee for such
	person,	who was, at the time of a Political Contribution, an official, incumbent, candidate, or
	successful	candidate for elective office of a state or local government, including, but not limited
	to,	any state or local agency, authority, or instrumentality, limited exceptions may apply
	depending	on the nature of the office.

INSIDER TRADING POLICY

The Firm's Insider Trading Policy applies to every Person subject to this Code and extends to activities within and outside of his/her duties at the Firm. Any questions regarding this policy and procedures should be referred to the Firm’s Chief Compliance Officer.

A.	In compliance with Section 204A of the Advisers Act, the Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by

Code of Ethics

5 December 31, 2016

	the	Firm, on material non-public information or communicating material non-public information
	to	others in violation of the law, frequently referred to as "insider trading”.
B.	The term "insider trading" is not defined in the federal securities laws, but generally is used to
	refer	to the use of material non-public information to trade in Reportable Securities (whether or
	not	one is an "insider") or to communicate material non-public information to others. The term
	“insider	information” includes non-public facts about a publicly traded company that may be used
	to	a Person’s financial advantage when trading shares of the Company, and includes information
	about	the firm’s securities recommendation, and client holdings and transactions. While the law
	concerning	insider trading is not static, it is generally understood that the law prohibits:
	1.	Trading by an insider, while in possession of material non-public information; or
	2.	Trading by a non-insider, while in possession of material non-public information, whether the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or
	3.	Communicating material non-public information to others in a breach of fiduciary duty.
C.	Trading on inside information is not a basis for liability unless the information is material.
	"Material	information" generally is defined as information for which there is a substantial
	likelihood	that a reasonable investor would consider it important in making his/her investment
	decisions,	or information that is reasonably certain to have a substantial effect on the price of a
	company's	securities whether it is determined factual or spreading a rumor. Information that a
	Person	subject to this Code should consider material includes, but is not limited to: dividend
	changes,	earnings estimates, changes in previously released earnings estimates, significant merger
	or	acquisition proposals or agreements, major litigation, debt service and liquidation problems,
	extraordinary	management developments, write-downs or write-offs of assets, additions to
	reserves	for bad debts, new product/services announcements, criminal, civil and government
	investigations	and indictments. Material information does not have to relate to a company’s
	business.	For example, material information about the contents of any upcoming newspaper
	column	may affect the price of a security, and therefore may be considered material. Disclosure
	of	a mutual fund client’s trades or holdings or any client’s holdings that are not publicly available
	may	be considered material information and therefore must be kept confidential. All employees
	of	BHMS are subject to the Duty of Confidentiality of this Code.
D.	Information is non-public until it has been effectively communicated to the marketplace. A
	Person	must be able to point to some fact to show that the information is generally public. For
	example,	information found in a report filed with the SEC, or appearing in the media, internet or
	other	publications of general circulation would be considered public. A Person should be
	particularly	careful with information received from client contacts at public companies, or
	through	their position with BHMS.

Code of Ethics

6 December 31, 2016

E.	Each Person must consider the following before trading for themselves or others in the
	Reportable	Securities of a company about which that Person has potential inside information:
	1.	Is the information material? Is this information that an investor would consider important in making his/her investment decisions? Is this information that would substantially affect the market price of the Reportable Securities if generally disclosed?
	2.	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace?
F.	The role of the Firm’s Chief Compliance Officer is critical to the implementation and
	maintenance	of the Firm's policy and procedures against insider trading. If, after consideration of
	the	above, a Person believes that the information is material and non-public, or if a Person has
	questions	as to whether the information is material and non-public, that Person should take the
	following	steps:
	1.	Report the matter immediately to the Firm’s Chief Compliance Officer or an Executive Director. After the CCO or Executive Director has reviewed the issue, a determination will be made as to trading or restricting the security, and the employee will be instructed to continue the prohibition against communication, or will be allowed to trade and communicate the information.
	2.	Do not purchase or sell the securities on behalf of him/herself or others. The Firm may determine to restrict trading in the security for Access Persons, for the clients’ portfolios or both.
	3.	Do not communicate the information inside or outside the Firm, other than to the Firm’s
Chief Compliance Officer or an Executive Director for reporting purposes as stated above.
G.	The Chief Compliance Officer or an Executive Director may communicate potential insider
	information	to outside counsel and compliance/legal personnel at OM Asset Management plc, the
	Firm’s	parent company for consultative purposes. In addition, care should be taken so that such
	information	is secure. For example, files containing material non-public information should be
	sealed;	access to computer files containing material non-public information should be restricted.
	The	Chief Compliance Officer will review and document appropriately each circumstance where
	the	possibility of insider information has been reported.

DUTY OF CONFIDENTIALITY

Any Person subject to this Code must keep confidential at all times any non-public information they may obtain in the course of their employment at the Firm. This information includes but is not limited to:

Code of Ethics

7 December 31, 2016

A.	Information about clients’ accounts, including account holdings, recent or pending securities transactions by the clients and investment recommendations or activities of the Portfolio
Managers for the clients’ accounts;
B.	Information about the Firm’s clients and prospective clients’ investments and account transactions;
C.	Information about other Firm personnel, including private personal information, pay or salary, benefits, position level, performance rating or discipline history among other things; and
D.	Information about the Firm’s financial information, business activities, including new services, products, technologies, and business initiatives.

The Firm’s personnel have the highest fiduciary obligation not to reveal confidential company information to any party that does not have a clear and compelling need to know such information, and to safeguard all confidential information. Our Privacy Policy for safeguarding clients’ personal information is stated in the Privacy Policy in the Compliance Policies & Procedures. The details for data security and systems are provided in the IT Security Policies & Procedures.

Nothing in this Code precludes any Access Person from contacting, filing a complaint with, providing information to, or cooperating with an investigation conducted by the U.S. Securities and Exchange Commission or any other governmental agency.

PROCEDURES FOR ACCESS PERSONS

In an effort to comply with federal securities regulations and the high standards BHMS has set to avoid potential conflicts of interest, the following procedures have been adopted:

Who Must Comply with these Procedures?

All employees of BHMS and their Family Members must comply with the requirements of this Code. In general, you must report all securities-related accounts for yourself and household members (see “Personal

Trading Procedures for Access Persons and Family Members” below). In addition to employees, under certain circumstances, other individuals who work with BHMS may also be required to comply with this Code (e.g. non-executive directors of BHMS, temporary workers and consultants). BHMS Compliance will notify such individuals when, and if, they are required to comply.

A.	General Procedures for Access Persons. As defined by this Code, all employees of the Firm are
	identified	as Access Persons and are subject to the following restrictions:
	1.	Prohibition on Accepting and Giving Gifts of More than de Minimis Value. Access Persons are prohibited from accepting or giving any Gift(s) of more than de minimis value under this Code from any Person or entity/organization when the Gifts are in relation to the conduct of the Firm’s business without pre-approval of the Chief

Code of Ethics

8 December 31, 2016

Compliance Officer. Gift reporting must be submitted monthly or at the time a gift is accepted or given using the PTA System or the Gift and Entertainment Form. Questions about this gift policy should be directed to the Chief Compliance Officer. A Gift does not include Business Entertainment.

a.	The de minimis amount for accepting a gift is $100 per individual recipient and is considered to be the annual receipt of Gifts from the same source valued at up to $100;
b.	The de minimis amount for gift giving by the Firm or its employees is $250 per individual recipient and is considered to be the annual giving of Gifts to the same Person valued at up to $250;
c.	ERISA and Taft Hartley regulations have specific limitations for Gifts and Entertainment and reporting requirements when Gifts are given. The Chief Compliance Officer should be notified when giving a gift to an ERISA or Taft Hartley client to ensure proper reporting to that client.
2.	Reporting Business Entertainment. Access Persons must report Business Entertainment activity as a participant or provider monthly or at the time it occurs. Extravagant or excessive entertainment is prohibited. Questions about what may be considered extravagant or excessive should be directed to the Chief Compliance Officer or Executive Directors.
Any exceptions to this policy must be approved by the Firm’s Chief Compliance Officer.
Business Entertainment can be reported using the PTA System or the Gift and Entertainment Form.
3.	Prohibition on Service as a Director or Public Official. Access Persons, including Investment Personnel, are prohibited from serving on the board of directors of any publicly traded company, or any for-profit company, without prior authorization of the Chief Compliance Officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm's clients. Authorization of board service shall be subject to the implementation by the Firm of a "Chinese Wall" or other procedures to isolate such Investment Personnel from making decisions about trading in that company's securities and adequate disclosure of board service must be provided in the Firm’s Form ADV and other documentation.
B.	Personal Trading Procedures for Access Persons and Family Members. As defined by this Code, all employees of the Firm are identified as Access Persons and these procedures extend to accounts of which the Access Person is the beneficial owner or in which he or she has any financial interest or ability to exercise control. These procedures also extend to any account belonging to immediate Family Members (including any relative by blood or marriage) living in the Access Person’s household or dependent on the Access Person for financial support. Thus a Person subject to this Code is required to abide by the following procedures:

Code of Ethics

9 December 31, 2016

1.	Prohibition on Initial Public Offerings. Persons subject to this Code are prohibited from acquiring securities in an initial public offering or secondary offerings.
2.	Prohibition on Private Placements. Persons subject to this Code are prohibited from acquiring securities in a private placement without prior approval from the Firm’s Chief
Compliance Officer. In the event an Access Person receives approval to purchase securities in a private placement, the Access Person must disclose that investment if the company goes public and/or if he/she plays any part in the Firm’s later consideration of an investment in the issuer.
3.	Prohibition on purchasing Old Mutual securities. Persons subject to this Code are prohibited from acquiring securities issued by the Firm’s parent company OM Asset Management plc, Old Mutual plc or any publicly traded securities of other related or Affiliated Company(s).
4.	Prohibition on Options. Persons subject to this Code are prohibited from purchasing or selling any option on any security.
5.	Prohibition on Short-selling. Persons subject to this Code are prohibited from selling any security that the Access Person does not own, or otherwise engaging in “short- selling” activities.
6.	Prohibition on Short-term Trading Profits. Persons subject to this Code are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) Reportable Securities within 60 calendar days. Profits realized on such short-term trades are generally subject to disgorgement.
7.	Prohibition on Short-term Trading of Managed Funds. Persons subject to this Code are prohibited from short-term trading of any Managed Fund shares. For the purpose of the Code short-term trading is defined as a purchase and redemption/sell of a Managed Fund’s shares within 30 calendar days. This prohibition does not cover purchases and redemptions/sales: (i) into or out of money market funds or short term bond funds; (ii) purchases effected on a regular periodic basis by automated means, such as 401(k) purchases and/or Voluntary Deferral Plan “VDP” contributions.
C.	Political Contribution and Charitable Contribution Procedures for Access Persons and
Family	Members. As defined by this Code, all employees of the Firm are identified as Access
Persons	and are subject to the following restrictions:
1.	Political Contributions to Candidates for state or local office are limited to $350 where
the	Access Person or their Family Member is Eligible to Vote for such candidate.
Contributions	to candidates for state or local office are limited to $150 where the Access
Person	or their Family Member is not entitled to vote for such candidate.

Code of Ethics

10 December 31, 2016

2.	Pre-clearance of Political Contributions and Fundraising Activities. All Access Persons and their Family Members must obtain approval in advance from the Chief Compliance Officer before: (i) making any Political Contribution to any state, or local candidate, or official running for state or local office, or candidate for a federal office who is currently a State or Local Official, and, (ii) participating in any Political Fundraising Activities. Political Contributions and Political Fundraising Activity will be approved on a case-by-case basis. Pre-clearance should be obtained prior to making a Political Contribution or participating in a Political Fundraising Activity by completing and submitting a Personal Political Contribution Pre-clearance Form for fundraising activity in the PTA system or Exhibit E. The Chief Compliance Officer will review each request to determine whether the Political Contribution or Political Fundraising Activity is permitted under applicable law and is consistent with this policy.
3.	Prohibition on Certain Political or Charitable Contributions. Access Persons may not make Political Contributions in the name of the Firm or personally for the purpose of obtaining or retaining advisory contracts with government entities or for any other business purpose. Access Persons also may not consider any of the Firm’s current or anticipated business relationships as a factor in soliciting or making Political or charitable Contributions. Charitable contributions may be made as part of the Firm’s formal charitable efforts and not for the purpose of obtaining or retaining advisory contracts with government entities and must be made in the name of the Firm payable directly to the tax-exempt charitable organization.
4.	Indirect Action by an Access Person. Access Persons are prohibited from doing anything indirectly that, if done directly, would result in a violation of applicable law or this policy. For example, it is a violation of this policy for an Access Person to direct
someone	on their behalf to make a Political Contribution in excess of applicable limits.
D.	Black-out Restrictions for Access Persons and Family Members. All Access Persons and
Family	Members are subject to the following Black-out Period restrictions when their purchases
and	sales of Reportable Securities may coincide with trades by any client of the Firm:
1.	Purchases and Sales on the Same Day as a Trade by a Client. Access Persons and
Family	Members are generally prohibited from purchasing or selling any Reportable
Security	on the same day that a trade is executed in that same security for a client account.
Reasonable	exceptions may be granted by the Chief Compliance Officer when the trade
does	not appear to affect or harm any client.
2.	Purchases and Sales Within Three Days Before or Following a Trade by a Client.
Access	Persons and Family Members are generally prohibited from purchasing or selling
any	security within three calendar days before or after the Firm executes a Portfolio
Directional	Trade in the same security. In the event that an Access Person makes a
prohibited	purchase or sale within the three-day period, the Chief Compliance Officer shall
determine	the course of corrective action.

Code of Ethics

11 December 31, 2016

EXEMPTED TRANSACTIONS

Certain prohibitions or Restrictions for Access Persons and Family Members in Sections B. and D. above, do not apply to:

A.	Purchases or sales affected in any account over which the Person subject to the Code has no direct or indirect Control or beneficial interest as defined in Definitions, Section G.
B.	Purchases or sales which are non-volitional on the part of either the Access Person or the Firm;
C.	Purchases which are part of an automatic dividend reinvestment plan or an automatic investment plan, such as 401(k) purchases and VDP contributions; and
D.	Purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Reportable Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
E.	Purchases and sales in shares of unaffiliated mutual funds, or ETFs. ETF holdings must be reported annually and transactions must be reported quarterly; however, generally they do not require pre-clearance and are exempt from the Prohibition on Short-term Trading Profits.
F.	In addition to the above exemptions, the Chief Compliance Officer may make exceptions to the restrictions imposed upon persons subject to the Code on a case-by-case basis, as deemed appropriate by the Chief Compliance Officer, and which appear upon inquiry and investigation to present no reasonable likelihood of harm to any client.

COMPLIANCE PROCEDURES

A.	FIS Protegent PTA System. All Access Persons should use the FIS Protegent PTA (“PTA”) system for general reporting requirements under this Code. Certain transactions may require written pre-clearance and reporting on Reports identified as Code Exhibits A, B, C, D or E, and these forms may be obtained from the Compliance Department.
B.	Records of Reportable Securities Transactions. All Access Persons must notify the Firm’s
Chief Compliance Officer if they or a Family Member have opened a Reportable Account during the quarter. Access Persons must direct their brokers to provide the Firm’s Chief Compliance Officer with duplicate brokerage confirmations of their Reportable Securities transactions and duplicate statements of their Reportable Account(s).

Code of Ethics

12 December 31, 2016

C.	Pre-clearance of Reportable Securities Transactions. All Access Persons and Family Members
	must	receive prior approval from the Firm’s Chief Compliance Officer, before purchasing or
	selling	Reportable Securities. Exclusions to this are:
	1.	Reportable Funds, and ETFs;
	2.	Purchases and sales over which a Person subject to the Code has no direct or indirect influence or control;
	3.	Purchases or sales pursuant to an automatic investment plan;
	4.	Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired, acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;
D.	Open end investment company shares other than Managed Funds. This Code provides a
	limited	exception on Reportable Securities from pre-clearance and short-term trading profit
	requirements;	securities under this exception include ETFs. (Reportable Funds must be held 30 days).
E.	Pre-clearance for Reportable Securities is valid for that trading day. Personal Reportable
	Securities	transactions should be pre-cleared using the PTA system or Exhibit D, Personal
	Reportable	Securities Transaction(s) Pre-clearance Form. The Chief Compliance Officer may
	approve	transactions which appear upon inquiry and investigation to present no reasonable
	likelihood	of harm to any client.
F.	Pre-clearance of any transaction in a Managed Fund. All Access Persons and Family
	Members	must receive prior written approval from the Firm’s Chief Compliance Officer, or
	Executive	Director(s), before purchasing or selling any Managed Fund. Pre-clearance for
	Managed	Funds is valid for that trading day. This pre-clearance requirement does not cover
	purchases	and redemptions/sales: (i) into or out of money market funds or short term bond funds;
	(ii)	effected on a regular periodic basis by automated means, such as 401(k) purchases and VDP
	transactions,	or (iii) 401(k) investment reallocation.
G.	Disclosure of personal holdings, and certification of compliance with the Code of Ethics. All
	Access	Persons must disclose to the Firm’s Chief Compliance Officer all personal Reportable
	Securities	holdings at commencement of employment and annually thereafter as of December 31.
	Every	Access Person must certify on Exhibit A, Initial Report of Access Persons, or Exhibit B,
	Annual	Report of Access Persons, or through the PTA system:

Code of Ethics

13 December 31, 2016

	1.	They have read and understand the Code and recognize that they are subject to all
		provisions	of the Code;
	2.	They have complied with the requirements of the Code and have reported all personal
		Reportable	Securities, holdings in Reportable Funds, and Personal Transactions;
	3.	Initial holdings report must be made within ten days of hire.
H.	Reporting Requirements. The Chief Compliance Officer of the Firm will notify each Access
	Person	that he or she is subject to these reporting requirements, will deliver a copy of this Code to
	each	Access Person upon their date of employment and at any time the Code is amended, and will
	train	each Access Person on appropriate compliance matters. The Compliance Department staff
	will	train employees on usage of the PTA system for personal reporting.
	1.	Reportable Securities managed by a third-party in a discretionary advisory account are
		subject	to the annual reporting requirements contained in this Section and are excluded
		from	certain other provisions of the Code. (This does not exclude IPOs or private placements.)
	2.	Reports, personal trades and holdings, and other information, submitted pursuant to this
		Code	shall be reviewed periodically by the Chief Compliance Officer, kept confidential,
		and	provided only to the Executive Directors of the Firm, our parent company’s
		compliance/legal	personnel, Firm counsel or regulatory authorities upon appropriate
		request.	The backup to the Chief Compliance Officer is responsible for reviewing and
		monitoring	the personal securities transactions of the Chief Compliance Officer, and for
		taking	on the responsibilities of the Chief Compliance Officer in her absence.
	3.	Every Access Person must report to the Chief Compliance Officer all Reportable
		Accounts	currently open at the time of his/her initial employment, and any new
		Reportable	Account (this includes any account belonging to Family Members) opened,
		including	the name of the bank or brokerage, the account number and date the account
		was	opened, and must disclose the new Reportable Account with his/her quarterly
		transaction	report. Information reported on Exhibit A or in the PTA system must be
		current	within at least 45 days of the date of his/her employment.
	4.	Every Access Person must report to the Chief Compliance Officer of the Firm any/all
		Reportable	Account(s) and any/all personal Securities holdings (this includes any
		account(s)	or holdings belonging to Family Members) at the time of his/her initial
		employment	with the Firm. A report must be made through the PTA system or
		designated	form, Exhibit A, Initial Report of Access Persons, with account statements
		attached	containing the following information:
		a.	Name and principal amount of the Reportable Security and ticker or cusip, number of shares, interest rate, maturity date;

Code of Ethics

14 December 31, 2016

	b.	Name and account number of the Reportable Account where the Reportable Security is held;
	c.	Name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit (account statements may be attached); and
	d.	The date the Access Person submits the report.
5.	Every Access Person must report to the Chief Compliance Officer of the Firm the
	information	described in Paragraph 4 of this Section with respect to transactions in any
	Reportable	Security in which such Access Person has, or by reason of such transaction
	acquires,	any direct or indirect Beneficial Ownership in the Reportable Security.
6.	Quarterly transaction reports must be made no later than thirty days after the end of the
	calendar	quarter in which the transaction was executed. Every Access Person is required
	to	submit a report for all periods, including those periods in which no Reportable
	Securities	transactions were executed. A report must be made through the PTA system or
	designated	form, Exhibit C, Quarterly Report of Access Persons, account statements may
	be	attached to the form for reporting purposes, containing the following information:
	a.	The Reportable Security name and/or cusip, interest rate, maturity date, the number of shares or bonds and the principal amount of each Reportable Security transacted;
	b.	The nature of the transaction (i.e., purchase or sale);
	c.	The price at which the transaction was effected; and
	d.	The name of the broker, dealer or bank with or through whom the transaction was effected. Trade confirmations of all personal transactions and copies of periodic Reportable Account statements may be attached to Exhibit C to fulfill the reporting requirement.
	e.	The name of the broker, dealer or bank with whom the Access Person established a new Reportable Account during the period, the date the account was established.
	f.	The date of the transaction(s) and, if different, the date that the report is submitted by the Access Person.
7.	Every Access Person must report to the Chief Compliance Officer of the Firm all
	Political	Contributions (this includes contributions made by Family Members) described

Code of Ethics

15 December 31, 2016

in Restrictions for Access Persons, Section C. of this Code made during the quarter, including Political Contributions made by their Family Members. A report must be made in the PTA System or Exhibit E, Political Contribution Pre-clearance Form.
	8.	Every Access Person must report gifts accepted or given, and/or business entertainment as a participant or provider, using the PTA System or the Gift & Entertainment Report.
Gifts and entertainment must be reported monthly or upon each occurrence.
	9.	The Compliance Department staff and/or Chief Compliance Officer shall periodically review the reports provided by the Firm’s Access Persons. Review will include personal transactions and brokerage activity provided via the data feed into PTA, personal brokerage statements and holdings, and Political Contributions, among other things.
I.	Conflict of Interest. Every Access Person must notify the Chief Compliance Officer of any
	personal	conflict of interest relationship which may involve the Firm's clients, such as the
	existence	of any economic relationship between their transactions and Reportable Securities held
	or	to be acquired by any client’s account of the Firm. Such notification will occur in the pre-
	clearance	process or immediately upon becoming aware of the conflict.
J.	The Chief Compliance Officer must implement and enforce the Code, maintain copies of the
	Code,	keep records of Code violations, and maintain records of Access Persons reports as
	required	by the Code.
K.	A member of the Compliance Department is named as the backup Compliance Officer in the
	absence	of the Chief Compliance Officer; other compliance personnel may be designated to
	perform	certain functions of the CCO in her absence. The backup compliance officer may
	perform	all duties of the CCO in her absence, as defined in the Code, and must report to the CCO
	any	disclosed conflicts or violations that may have occurred in her absence.

REPORTING OF VIOLATIONS

A.	Any Access Person of the Firm who becomes aware of a violation of (i) this Code of Ethics, (ii) the Firm’s Compliance Policies & Procedures, (iii) the Governing Policies, (iv) the IT Security Policies & Procedures, (v) the OMAM Affiliate Level Policies or (vi) other internal policies or procedures must promptly report such violation to the Chief Compliance Officer or an Executive Director. This reporting requirement includes self-reporting when an employee discovers he/she has violated an internal policy or reporting other violations of the Firm’s internal policies.
B.	The Chief Compliance Officer may make reasonable exceptions to the restriction imposed upon Access Persons on a case-by-case basis as deemed appropriate by the Chief Compliance Officer.
C.	The Firm’s Chief Compliance Officer must report to the Executive Directors or Board of Managers all material violations of this Code or the Firm’s Compliance Policies & Procedures

Code of Ethics

16 December 31, 2016

and the reporting requirements thereunder. Material violations may be reported to the Chief Compliance Officer of any Managed Fund client, as required.
D.	The Executive Directors and Chief Compliance Officer will consider reports made to the Board and determine what sanctions, if any, should be imposed.

REPORTING TO THE BOARD OF MANAGERS

The Firm’s Chief Compliance Officer will prepare an annual report relating to this Code to the board of Managed Funds, upon their request. Such annual report will:

A.	Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;
B.	Identify any violations requiring significant remedial action during the past year; and
C.	Identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code, evolving industry practices or developments in applicable laws or regulations.

SANCTIONS

A.	Upon discovering a violation of this Code by an Access Person or Family Member, the Chief
	Compliance	Officer and/or Executive Directors may impose such sanctions as they deem
	appropriate,	including, among other things:
	1.	Disgorgement: The Firm generally requires that profits realized on transactions made in violation of the Code’s prohibitions be disgorged. A charity shall be selected by the Firm to receive any disgorged or relinquished amounts.
	2.	Extended Holding Period: Purchases made during the black-out period may be prohibited from selling the security for six months.
	3.	Unwinding the transaction: Purchases or sales made during the black-out period may be required to be reversed and any profit may be disgorged.
B.	The Pay-to-Play Rule imposes a two-year ban on an adviser’s ability to receive compensation for
	advisory	services if the Firm or certain of its Covered Associates makes certain Political
	Contributions	to a State or Local Official over the de minimus amount.

Code of Ethics

17 December 31, 2016

C.	For sanctions imposed, a memo of correction, suspension or termination of employment will be retained according to the Code of Ethics records retention requirement. This includes violations committed by a Family Member.

RETENTION OF RECORDS

A.	Code of Ethics Records. This Code (and prior versions in effect during the past seven years), a copy of the reports made by each Access Person, each memorandum made by the Firm’s Chief Compliance Officer, and a record of any violation and any action taken as a result of such violation, must be maintained by the Firm for a minimum of seven years.
B.	Political Contribution Records. A list of: (i) all Access Persons, (ii) all government entities to which the Firm provides or has provided investment advisory services or which are or were investors in any covered investment pool to which the Firm has provided services in the past five years, (iii) all direct or indirect Political Contributions made by any Access Person to an official of a Government Entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a PAC, and (iv) the name and business address of each regulated Person to whom the Firm provides or agrees to provide, directly or indirectly, payment to Solicit a Government Entity for Investment Advisory Services on its behalf. Records relating to the Political Contributions must be listed in chronological order and must indicate: (i) the name and title of each contributor, (ii) the name and title of each recipient of a Political Contribution, (iii) the amount and date of each Political Contribution, and (iv) whether any such Political Contribution was the subject of the exception for returned Political Contributions.

Code of Ethics

18 December 31, 2016

Exhibit A

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC CODE OF ETHICS

INITIAL REPORT OF ACCESS PERSONS

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC (“BHMS”), I certify:

1.	I acknowledge receipt of the Code of Ethics for BHMS.
2.	I have read, understand and recognize that I am subject to the Code as an Access Person.
3.	Except as noted below, I have no knowledge of the existence of any personal conflict of

interest relationship which may involve the Firm,		such as any economic	relationship	between my
transactions and Securities held or to be acquired by BHMS or any of its portfolios.

4.	As of the date below I and/or a Family Member had a direct or indirect ownership in the following Reportable Securities (brokerage or financial statements may be attached):

TYPE OF
INTEREST
	SECURITY NAME/TYPE/TICKER/CUSIP	NUMBER OF	PRINCIPAL	(DIRECT OR
	INTEREST RATE & MATURITY DATE	SHARES	VALUE	INDIRECT)

Exhibit A

5. I and/or a Family Member have the following Reportable Accounts open and have directed the bank or brokerage to send duplicate confirmations and statements to BHMS:

TYPE OF INTEREST
NAME OF FIRM	(DIRECT OR INDIRECT)

6.	I and/or a Family Member have made the following Political Contributions in the previous 2 years:

TYPE OF
POLITICAL
		DATE OF	ACTIVITY/
	NAME OF CANDIDATE	CONTRIBUTION	CONTRIBUTION

Date:

     Signature: Print Name: Title:

Employer: BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:

Signature:

Firm’s Chief Compliance Officer

Exhibit B

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC CODE OF ETHICS

ANNUAL REPORT OF ACCESS PERSONS

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC, (“BHMS”), I certify:

1.	I have read, understand and recognize that I am subject to the Code as an Access Person.
2.	During the year ended December 31, 20___, I have complied with the reporting requirements of the Code regarding personal transactions I and/or a Family Member have executed.

     3. I have not disclosed confidential information of the Firm to any Persons outside BHMS or OMAM, except where it was required for the execution of the Firm’s business.

     4. Except as noted below, I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by BHMS or any of its portfolios.

5.	During the year I have abided by the requirements of BHMS’ Code of Ethics.
6.	As of December 31, 20___, I and/or a Family Member had a direct or indirect Beneficial

Ownership in the following Reportable Securities:

TYPE OF
INTEREST
SECURITY NAME/TYPE/TICKER/CUSIP	NUMBER OF	PRINCIPAL	(DIRECT OR
INTEREST RATE & MATURITY DATE	SHARES	VALUE	INDIRECT)

Exhibit B

7. I and/or a Family Member have the following Reportable Accounts open and I have directed the bank or brokerage firm to send duplicate confirmations and statements to BHMS:

TYPE OF INTEREST
NAME OF FIRM	(DIRECT OR INDIRECT)

Date:

     Signature: Print Name: Title:

Employer: BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:

Signature:

Firm’s Chief Compliance Officer

Exhibit C

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC
QUARTERLY REPORT OF ACCESS PERSONS
TRANSACTIONS REPORT
For the Calendar Quarter Ended:

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC:
1.	During the quarter identified above, the following transactions were made in Reportable
Securities and are required to be reported under the BHMS Code of Ethics:
NATURE OF
	DATE OF	NUMBER	DOLLAR			BROKER/
TRANSACTION
SECURITY NAME/TYPE/TICKER/CUSIP	TRANS-	OF	AMOUNT OF	(Purchase, Sale,		DEALER OR
INTEREST RATE & MATURITY DATE	ACTION	SHARES	TRANSACTION	Other)	PRICE	BANK NAME

2.	During the quarter identified above, the following Reportable Accounts were opened with direct or indirect beneficial ownership, and are required to be reported under the Code.

TYPE OF INTEREST
NAME OF FIRM			(DIRECT OR INDIRECT)		DATE ACCOUNT OPENED

Exhibit C

3.	During the quarter identified above, the following Political Contributions were made, and are required to be reported under the Code.

TYPE OF POLITICAL
		DATE OF	ACTIVITY/
	NAME OF CANDIDATE	CONTRIBUTION	CONTRIBUTION

     4. Except as noted below, I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios.

5. During the quarter I have abided by the requirements of BHMS’ Code of Ethics

Date:

Signature:

Print Name:

Title:

Employer: BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:

Signature:

Firm’s Chief Compliance Officer

Exhibit D

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC ACCESS PERSONS

PERSONAL REPORTABLE SECURITIES TRANSACTION PRE-CLEARANCE FORM

(See Code of Ethics, Restrictions for Access Persons, Section D)

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC:

Pre-clearance is requested for the following proposed transactions:

BROKER

			NATURE		/DEALER
		DOLLAR			OR BANK
			OF	PRICE
	NUMBER	AMOUNT			THROUGH	AUTHORIZED
			TRANSACTION	(or
SECURITY NAME/TYPE/TICKER/CUSIP	OF	OF	(Purchase, Sale,	Proposed	WHOM
INTEREST RATE & MATURITY DATE	SHARES	TRANSACTION	Other)	Price)	EFFECTED	YES	NO

Date:

Signature:

Print Name:

Title:

Employer: BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:

Signature:

Firm’s Chief Compliance Officer

Exhibit E

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC ACCESS PERSONS

PERSONAL POLITICAL CONTRIBUTION PRE-CLEARANCE FORM

(See Code of Ethics, Restrictions for Access Persons, Section C.2)

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC:

Pre-clearance is requested for the following proposed Political Contribution(s):

IS COVERED
PERSON
			WHAT OFFICE IS	ELIGIBLE TO	AUTHORIZED
		STATE AND COUNTY	CANDIDATE	VOTE FOR
NAME OF CANDIDATE	AMOUNT	OF ELECTION	SEEKING?	CANDIDATE?	YES	NO

Date:

Signature:

Print Name:

Title:

Employer: BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:

Signature:

Firm’s Chief Compliance Officer

Appendix C

Employee Acknowledgement

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

COMPLIANCE POLICIES & PROCEDURES

INITIAL REPORT OF ACCESS PERSONS

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC:

     1. I hereby acknowledge receipt of a copy of the Compliance Policies & Procedures document for Barrow, Hanley, Mewhinney & Strauss, LLC.

     2. I have read and understand the Policies & Procedures and recognize that I am subject thereto in the capacity of “Access Persons,” as defined in the Code of Ethics.

Date:

Signature:

PrintName:

Date:

Signature:

(Chief Compliance Officer)

BARROW, HANLEY, MEWHINNEY & STRAUSS

Appendix C

Employee Acknowledgement

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

COMPLIANCE POLICIES & PROCEDURES

ANNUAL REPORT OF ACCESS PERSONS

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC:

     1. I hereby acknowledge receipt of a copy of the Compliance Policies & Procedures document for Barrow, Hanley, Mewhinney & Strauss, LLC.

     2. I have read and understand the Policies & Procedures and recognize that I am subject thereto in the capacity of “Access Persons,” as defined in the Code of Ethics.

Date:

Signature:

PrintName:

Date:

Signature:

(Chief Compliance Officer)

BARROW, HANLEY, MEWHINNEY & STRAUSS